UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2013

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”) of Consolidated-Tomoka Land Co. (the “Company”) was held on April 24, 2013 at LPGA International in Daytona Beach, Florida.  At the 2013 Annual Meeting, the Company’s shareholders: (i) elected John J. Allen, William L. Olivari, A. Chester Skinner, III, and Thomas P. Warlow, III,  to serve as directors of the Company until the 2014 Annual Meeting of Shareholders; (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2013;  (iii) approved amendments to the Company’s 2010 Equity Incentive Plan; and (iv) approved the compensation of the Company’s named executive officers.

The proposals below are described in detail in the Company’s definitive proxy statement dated March 22, 2013.  The voting results for each proposal were as follows:

Proposal 1: Election of four directors to hold office until the 2014 Annual Meeting of Stockholders:
	For	Against	Abstain	Broker Non-Vote
John J. Allen	4,431,938	53,641	3,863	887,498
William L. Olivari	4,327,200	158,379	3,863	887,498
A. Chester Skinner, III	4,308,907	176,037	4,498	887,498
Thomas P. Warlow, III	4,424,060	61,862	3,520	887,498

Proposal 2:Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2013:
	For	Against	Abstain
	5,343,148	17,818	15,974

Proposal 3: Amendment to the Company’s 2010 Equity Incentive Plan:
	For	Against	Abstain	Broker Non-Vote
	4,411,598	66,128	11,716	887,498

Proposal 4: Advisory vote to approve executive compensation:
	For	Against	Abstain	Broker Non-Vote
	4,396,004	78,457	14,981	887,498

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 25, 2013                                                                    Consolidated-Tomoka Land Co.

By: /s/John P. Albright
       John P. Albright, President and
       Chief Executive Officer

Item 5.